AMENDED AND RESTATED BY-LAWS
of

THE KRAFT HEINZ COMPANY

(Effective as of July 22, 2026)

ARTICLE I

Offices

The Kraft Heinz Company (the “Corporation”) may have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such place or places, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

Section 1. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting, and any postponement or adjournment thereof, shall be held on such date and at such time as the Board of Directors may in its discretion determine. The Corporation may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 2. Special Meetings.
(a)A majority of the Board of Directors or the Chairperson of the Board of Directors (the “Chairperson”) may call special meetings of the stockholders. Special meetings shall be held solely for the purposes specified in the notice of meeting. The Corporation may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors.

(b)The Board of Directors shall call a special meeting of stockholders after the Secretary of the Corporation (the “Secretary”) receives a valid request or requests for a special meeting of stockholders from the record holders of shares representing at least twenty percent (the “Requisite Percentage”) of the combined voting power of the then outstanding shares of all classes and series of the Corporation’s capital stock entitled to vote on the matter(s) proposed to be voted on at such meeting. To be valid, the request or requests must (i) be written; (ii) be delivered to the Secretary at the Corporation’s principal executive office (the date on which the Secretary receives the request is the “Delivery Date”); (iii) include (1) the specific purpose(s) of the special meeting of stockholders and the matter(s) proposed to be voted on at the special meeting, (2) with respect to stockholders requesting the special meeting (except for any stockholder that (A) is not an affiliate or associate of or acting in concert with any other requesting stockholder and (B) has requested the special meeting in response to a solicitation statement filed by another stockholder seeking support from the Requisite Percentage of stockholders for such special meeting pursuant to, and in accordance with, Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “Solicited Stockholder”)), the information specified in the third paragraph of Article II, Section 6 of these By-Laws of the Corporation (the “By-Laws”) (as if such special meeting was an annual meeting), and (3) documentary evidence that the requesting record holders own the Requisite Percentage at the time the Secretary receives the request; and (iv) be signed and dated by the record holder(s). If the requesting record holder(s) are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the written request must also include documentary evidence that the beneficial owners on whose behalf the request(s)

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are made (collectively, the “Requesting Holders”) beneficially own the Requisite Percentage on the Delivery Date. The stockholders (except for any Solicited Stockholders) requesting the special meeting shall (i) notify the Corporation of any inaccuracy or change (within two (2) business days of becoming aware of such inaccuracy or change) in any information previously provided to the Corporation pursuant to this By-Law and (ii) promptly update and supplement any information previously provided to the Corporation pursuant to this By-Law, if necessary, so that the information provided or required to be provided shall be true and complete (1) as of the voting record date for the special meeting and (2) as of the date that is 10 days prior to the special meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the Corporation’s principal executive offices. Any stockholder who submitted a written request for a special meeting of stockholders may revoke that written request at any time by delivering a written revocation to the Secretary at the Corporation’s principal executive offices. In addition, any Requesting Holder’s failure to appear at the special meeting of stockholders or to send the Requesting Holder’s qualified representative to the special meeting of stockholders to present such matter(s) to be voted on at the special meeting of stockholders also constitutes a revocation of such request.

The Corporation is not required to call a special meeting of stockholders pursuant to this Section 2(b) with respect to any matter if (i) an identical or substantially similar matter was included on the agenda of any annual or special meeting of stockholders held within 60 days prior to the Delivery Date or will be included on the agenda at an annual or special meeting to be held within 90 days after the Delivery Date (for purposes of this clause (i), the election or removal of directors shall be considered an identical or substantially similar matter with respect to all matters involving election or removal of directors), or (ii) the purpose of the special meeting of stockholders is not a proper matter for stockholder action or is otherwise unlawful, or (iii) the written request for a special meeting of stockholders itself violated applicable law(s) or was not made in accordance with these By-Laws.

The business conducted at the special meeting of stockholders called in accordance with this Section 2(b) shall be limited to the business set forth in the notice of the special meeting; provided that the Board of Directors may submit additional matters to the stockholders at the special meeting by including those matters in the notice of the special meeting of stockholders.

Section 3. Place of Meetings. All meetings of the stockholders shall be held at such places as from time to time may be fixed by the Board of Directors, either within or without the State of Delaware. In addition to or instead of holding a meeting at a physical location, the Board of Directors may, in its sole discretion, determine that any meeting of stockholders shall be held by remote communications in any manner permitted by the Delaware General Corporation Law (the “DGCL”).

Section 4. Notice of Meetings; Waiver of Notice; Record Dates. (a) Notice, stating the place, if any, day and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting (unless otherwise required by the Certificate of Incorporation of the Corporation (as amended and/or restated from time to time and together with any certificate of designation relating to any class or series of Preferred Stock, the “Certificate of Incorporation”), herein or by law), to each stockholder of record entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notwithstanding the foregoing, notice may be given to stockholders sharing an address in the manner and to the extent permitted by the DGCL. Notice may be given in any manner permitted by the DGCL.

Notwithstanding the foregoing, a waiver of notice given by the person or persons entitled to such notice, either before or after the time stated therein, shall be equivalent to the giving of such notice. A stockholder who attends a meeting shall be deemed to have waived objection to lack of notice or defective notice of the meeting, unless at the beginning of the meeting he or she objects to holding the meeting or transacting business at the meeting because the meeting is not lawfully called or convened

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(b)In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which shall not be less than 10 days nor more than 60 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(c)In order that the Corporation may determine the stockholders entitled to express consent to corporate action without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders express consent to authorize or take corporate action without a meeting shall, by written notice to the Secretary, request that the Board of Directors fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 4(c)). If no record date has been fixed by the Board of Directors within 10 days after the date upon which such a request is received, the record date for determining stockholders entitled to express consent to corporate action without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date after the expiration of such 10 day time period following the date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law; provided, however, that the Corporation has not designated, and shall not designate, any information processing system for receiving such consents. If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 4(c) and prior action by the Board of Directors is required by applicable law, the record date for determining the stockholders entitled to express consent to corporate action without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(d)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5. Quorum and Adjournment. At all meetings of the stockholders, unless a greater number or voting by classes or series is required by law, by the Certificate of Incorporation or by the rules of any stock exchange upon which shares of the Corporation’s capital stock are listed, the holders of a majority in voting power of the outstanding shares entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is set for that meeting. The chairperson of the meeting of stockholders and the stockholders (by the affirmative vote of the holders of a majority in voting power of the shares of the Corporation which are present in person or by proxy and entitled to vote thereon), shall have the right and authority to adjourn the meeting, whether or not a quorum is present, to reconvene at the same or some other place or by remote communication (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), and notice need not be given of any such

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adjourned meeting if the time and place thereof are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication, or (iii) set forth in the notice of meeting given in accordance with Article II, Section 4 above. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date so fixed for notice of such adjourned meeting.

Section 6. Organization; Order of Business; Notice of Stockholder Business.
(a)The Chairperson, the Vice Chairperson of the Board of Directors (the “Vice Chairperson”), the Chief Executive Officer of the Corporation (the “Chief Executive Officer”) or any director or officer as the Chairperson, Vice Chairperson or Chief Executive Officer may appoint, shall act as chairperson of all meetings of the stockholders. The Secretary, or an Assistant Secretary of the Corporation (an “Assistant Secretary”), in the Secretary’s absence, shall act as secretary at all meetings of the stockholders. In the absence of the Secretary or an Assistant Secretary, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

(b)The Board of Directors may adopt such rules, regulations and procedures for the conduct of any meeting of stockholders that it deems appropriate. Except to the extent inconsistent with such rules, regulations and procedures adopted by the Board of Directors, the chairperson of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe and enforce such rules, regulations and procedures and to do all such acts and things as are necessary or desirable, in the judgment of the chairperson, for the proper conduct of the meeting, including, without limitation, the establishment of an agenda or order of business, the dismissal of business not properly presented, the maintenance of order and safety, limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies and such other persons as the chairperson of the meeting shall permit, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

(c)At each annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or a duly authorized committee thereof or (iii) by any stockholder of the Corporation who was a stockholder of record at the time the notice provided for in this Section 6(c) is delivered to the Corporation, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 6; provided, that notice procedures in connection with the election of directors shall be determined in accordance with Article III, Section 4. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such business must constitute a proper matter for stockholder action and the stockholder must have given timely notice thereof in writing. To be timely, a stockholder’s notice must be given, to the Secretary at the principal executive offices of the Corporation and received (i) not less than 120 days nor more than 150 days before the first anniversary of the preceding year’s annual meeting or (ii) if the date of the annual meeting is more than 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting, not more than 150 days prior to the date of such annual meeting and not less than 120 days prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 120 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment, recess or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary, whether pursuant to this Section 6 or Section 2 of this Article II (other than with respect to Solicited Stockholders), shall set forth (x) as to each matter the stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting, (ii) the complete text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business

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includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting and (iv) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (y) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, and any of their respective affiliates or associates (such affiliates or associates, the “Stockholder Related Persons”): (i) the name and address, as they appear on the Corporation’s stock transfer books, of such stockholder proposing such business, and the name and address of any beneficial owner on whose behalf the proposal is being made and any Stockholder Related Person; (ii) a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at such meeting to bring the business before the meeting; (iii) the class, series, and number of shares of capital stock of the Corporation owned, directly or indirectly, beneficially and of record by the stockholder, any beneficial owner on whose behalf the proposal is made and any Stockholder Related Person; (iv) a description of any agreement, arrangement or understanding (including any derivative instrument or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owners and Stockholder Related Persons, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, beneficial owner or Stockholder Related Persons, with respect to securities of the Corporation; ; (v) any performance-related fees (other than an asset-based fee) that such stockholder, beneficial owner, or affiliate is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or in any derivative instrument or similar contract or agreement under clause (c)(iv) of this Section 6; (vi) a description of any proxy (other than a revocable proxy given in response to a solicitation statement filed pursuant to, and in accordance with, Section 14(a) of the Exchange Act), voting trust, voting agreement, or similar contract, arrangement, agreement, or understanding pursuant to which the stockholder, any beneficial owner on whose behalf the proposal is being made, or any Stockholder Related Person, has a right to vote or direct the voting of any of the Corporation’s securities;; (vii) any other information relating to such stockholder, beneficial owner or Stockholder Related Persons, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (viii) a description of any agreement, arrangement or understanding with respect to any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such stockholder, beneficial owner or Stockholder Related Persons that are separated or separable pursuant to such agreement, arrangement or understanding from the underlying shares of the Corporation; (ix) a description of any agreement, arrangement or understanding with respect to the proposal between or among such stockholder and/or such beneficial owner, Stockholder Related Persons, and any other person, including any agreements, arrangements or understandings pertaining to the business proposed to be brought before the meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (x) a representation whether such stockholder, beneficial owner or any Stockholder Related Person intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies or votes in support of such proposal. The foregoing notice requirements of this Section 6(c) shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The stockholder providing the notice shall update and supplement information previously provided to the Corporation pursuant to this By-Law, if necessary, so that the information provided or required to be provided shall be true and complete (1) as of the record date for the meeting and (2) as of the date that is 10 days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the Corporation’s principal executive offices (i) in the case of any update and supplement required to be made as of the record date for notice of the meeting, not later than 5 days after the later of such record date and the public announcement of such record date and (ii) in the case of any update or supplement required to be made as of 10 days prior to the meeting or adjournment or postponement thereof, not later than 5 days prior to the date for the meeting or any adjournment or postponement thereof. Upon written request of

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the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), such stockholder shall provide, within seven (7) business days after delivery of such request (or such longer period as may be specified in such request), (i) written verification, reasonably satisfactory to the Board of Directors, any committee thereof, or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted and (ii) a written affirmation of any information submitted as of an earlier date. If the stockholder giving notice pursuant to this Section 6(c) fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 6(c). Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders to present such business, such proposal shall be disregarded and such business shall not be transacted, notwithstanding that the Corporation may have received proxies in respect of such vote. For purposes of this Section 6(c) and Article III, Section 4, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

Notwithstanding anything in these By-Laws to the contrary, except as otherwise expressly provided in any applicable rule or regulation under the Exchange Act, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 6. At any meeting of stockholders, the chairperson of the meeting (or, in advance of any meeting of stockholders, the Board of Directors or an authorized committee thereof) shall, if the facts warrant, determine that the business was not brought before the meeting in accordance with the procedures prescribed by this Section 6(c). If any business was not brought before the meeting in compliance with this Section 6(c), the chairperson of the meeting shall so declare to the meeting and the business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 6, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 6(c); provided however, that any references in these By-laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 6(c). Nothing in this Section 6(c) shall be deemed to affect any rights of stockholders to request inclusion of proposals other than nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act..

For purposes of this Section 6(c) and Article III, Section 4 of these By-laws, (i) “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder; (ii) “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended, (iii) “business day” means any day other than Saturday, Sunday or a day on which banks are closed in New York City, New York and (iv) “close of business” means 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day.

Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board of Directors.

Section 7. Voting. A stockholder may vote his, her or its shares in person or by proxy. No proxy shall be valid after 3 years from its date, unless otherwise provided in the proxy. Each holder of record of capital stock of any class or series shall, as to all matters in respect of which capital stock of such class or series has voting power, be entitled to such vote as is provided in the Certificate of Incorporation or applicable law for each share of capital stock of such class or series standing in the holder’s name on the books of the Corporation as of the voting record date for the meeting of stockholders. Unless required by statute or determined by the chairperson of the meeting, the vote on any question need not be by ballot.

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Except as otherwise required by law, the Certificate of Incorporation, these By-Laws, the rules of any stock exchange upon which shares of the Corporation’s capital stock are listed or any law or regulation applicable to the Corporation or its securities, at each meeting of the stockholders, all corporate actions to be taken by vote of the stockholders shall be authorized by a majority of the votes cast, and where a separate vote by class or series is required, a majority of the votes cast by the stockholders of such class or series who are present in person or represented by proxy shall be the act of such class or series; provided, that the election of directors shall be determined in accordance with Article III, Section 4(b), and provided further that if a different or minimum vote is required or provided for such matter by law, the Certificate of Incorporation, these By-laws, the rules of any stock exchange upon which shares of the Corporation’s capital stock are listed or any law or regulation applicable to the Corporation or its securities, such different or minimum vote shall be the required vote on such matter. For purposes of this Section 7, a majority of the votes cast means that the number of shares voted “for” a proposal must exceed the number of shares voted “against” that proposal, with “abstentions” and “broker non-votes” not counted as a vote cast with respect to that proposal.

Section 8. Inspectors. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 9. Action by Written Consent.
(a)Any action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding capital stock of the Corporation entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of capital stock of the Corporation entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with applicable law provided, however, that the Corporation has not designated, and shall not designate, any information processing system for receiving such consents.

(b)In the event of the delivery, in the manner provided by this Section 9, to the Corporation of consents to take corporate action and/or any related revocations, the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with applicable law represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or take any

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other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 10. Delivery to the Corporation. Whenever this Article II or Article III requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information (other than a document authorizing another person to act for a stockholder by proxy at a meeting of stockholders pursuant to Section 212 of the DGCL to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), the Corporation shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested. For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents (other than a document authorizing another person to act for a stockholder by proxy at a meeting of stockholders pursuant to Section 212 of the DGCL) to the Corporation required by this Article II or Article III.

Section 11. List of Stockholders Entitled to Vote. The Corporation shall prepare, no later than the 10th day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of 10 days ending on the day before the meeting date (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 11 or to vote in person or by proxy at any meeting of stockholders.

ARTICLE III

Board of Directors

Section 1. General Powers. Except as provided in the Certificate of Incorporation or applicable law, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

Section 2. Number. The number of directors shall be fixed, or determined in the manner provided by, the Certificate of Incorporation.

Section 3. Term of Office. Each director shall serve for the term expiring at the next annual meeting of stockholders following their election or appointment and until a successor shall have been duly elected and qualified.

Section 4. Nomination and Election of Directors.
(a)At each annual meeting of stockholders, the stockholders entitled to vote shall elect the directors.

(b)Except as provided in subsection (c) of this Section 4, each director shall be elected by a vote of the majority of the votes cast with respect to that director-nominee’s election at a meeting for the election of directors at which a quorum is present. For purposes of this subsection (b), a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director, with “abstentions” and “broker non-votes” not counted as a vote cast with respect to that director.

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(c)Subsection (b) shall not apply to any election of directors if, as of the expiration of the time when a stockholder may give notice of a nomination of a director pursuant to subsection (d) of this Section 4 (even if later withdrawn), there are more nominees for election than the number of directors to be elected, one or more of whom are properly proposed by stockholders. A nominee for director in an election to which this subsection (c) applies shall be elected by a plurality of the votes cast in such election.

(d)Subject to the rights of any series of Preferred Stock, no person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in this subsection (d). Nominations of persons for election to the Board of Directors may be made (i) by the Board of Directors or a duly authorized committee thereof or (ii) by any stockholder of the Corporation who was a stockholder of record at the time the notice provided for in this Section 4(d) is delivered to the Corporation, who shall be entitled to vote for the election of directors at the applicable meeting of stockholders and who complies with the notice procedures set forth in this subsection (d). In addition to any other applicable requirements, for nominations to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing. To be timely, a stockholders notice must be given to the Secretary at the principal executive offices of the Corporation and received (i) not less than 120 days nor more than 150 days before the first anniversary of the preceding year’s annual meeting, or (ii) if the date of the annual meeting is more than 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting, not more than 150 days prior to the date of such annual meeting and not less than 120 days prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 120 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation, or (iii) with respect to any special meeting of stockholders called for the election of directors, not later than the close of business on the seventh day following the date on which notice of such meeting at which directors are to be elected is first given to stockholders. In no event shall the public announcement of an adjournment, recess or postponement of an annual or special meeting, as applicable, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Each such stockholder’s notice shall set forth (i) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, and any Stockholder Related Person, (1) the name and address, as they appear on the Corporation’s stock transfer books, of such stockholder making the nomination, and the name and address of any beneficial owner on whose behalf the nomination is being made and any Stockholder Related Person; (2) a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons; (3) the class, series, and number of shares of capital stock of the Corporation owned directly or indirectly, beneficially and of record by such stockholder, any beneficial owner on whose behalf the notice is given and any Stockholder Related Person; (4) a description of any agreement, arrangement or understanding (including any derivative instrument or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owners and Stockholder Related Persons, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, beneficial owner or Stockholder Related Persons, with respect to securities of the Corporation; (5) any performance-related fees (other than an asset-based fee) that such stockholder, beneficial owner, or affiliate is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or in any derivative instrument or similar contract or agreement under clause (d)(i)(4) of this Section 4; (6) a description of any proxy (other than a revocable proxy given in response to a solicitation statement filed pursuant to, and in accordance with, Section 14(a) of the Exchange Act), voting trust, voting agreement, or similar contract, arrangement, agreement, or understanding pursuant to which the stockholder, any beneficial owner on whose behalf the nomination has been made, or any Stockholder Related Person, has a right to vote or direct the voting of any of the Corporation’s securities; (7) a description of all agreements, arrangements or understandings between such stockholder, such beneficial owner or any Stockholder Related Person and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to

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be made by such stockholder, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable), as well as any plans or proposals that such stockholder, such beneficial owner or any Stockholder Related Person may have with respect to securities of the Corporation that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable); (8) a representation as to whether the stockholder, beneficial owner, Stockholder Related Person, or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such nomination and, if so, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and confirming that such person or group intends to solicit, through means satisfying each of the conditions that would be applicable to the Corporation under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least 67% of the voting power of the Corporation’s stock entitled to vote generally in the election of directors; (9) a representation that immediately after soliciting the percentage of stockholders referred to in the representation required under clause (d)(i)(8) of this Section 4, such stockholder, beneficial owner or Stockholder Related Person will provide the Corporation with documents, which may take the form of a statement and documentation from a proxy solicitor, demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the Corporation’s stock; (10) any other information relating to such stockholder, beneficial owner or Stockholder Related Persons, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and (11) a description of any agreement, arrangement or understanding with respect to any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such stockholder, beneficial owner or Stockholder Related Persons that are separated or separable pursuant to such agreement, arrangement or understanding from the underlying shares of the Corporation; and (ii) as to each person whom the stockholder proposes to nominate for election as a director, (1) the name, age, business address and, if known, residence address of such person; (2) the principal occupation or employment of such person; (3) the class, series, and number of shares of capital stock of the Corporation that are owned beneficially or of record by such person; (4) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the U.S. Securities and Exchange Commission promulgated under the Exchange Act; (5) a written representation and agreement, which shall be signed by such person and pursuant to which such person shall represent and agree that such person: (A) consents to serving as a director if elected and to being named as a nominee in a proxy statement and form of proxy relating to the meeting at which directors are to be elected, and currently intends to serve as a director for the full term for which such person is standing for election; (B) is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how the person, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Corporation or that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; (C) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation; and (D) if elected as a director, will comply with all of the Corporation’s corporate governance policies and guidelines related to conflict of interest, confidentiality, stock ownership, and trading policies and guidelines, and any other policies and guidelines applicable to directors (which will be provided by the Secretary within 10 days following a written request therefor by a stockholder of record); and (6) all fully completed and signed questionnaires prepared by the Corporation (including those questionnaires required of the Corporation’s directors and any other questionnaire the Corporation determines is necessary or advisable to assess whether a nominee will satisfy any qualifications or requirements imposed by the Certificate of Incorporation or these By-Laws, any law, rule,

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regulation, or listing standard that may be applicable to the Corporation, and the Corporation’s corporate governance policies and guidelines) (such questionnaires to be provided by the Secretary within 10 days following a written request therefor by a stockholder of record). The Corporation may request such additional information as necessary to permit the Corporation to determine whether such person is qualified under the Certificate of Incorporation, these By-laws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation to serve as a director and/or an independent director of the Corporation. If any information or communication submitted pursuant to this Section 4(d) is inaccurate or incomplete in any material respect (as determined by the Board of Directors (or any authorized committee thereof)) such information shall be deemed not to have been provided in accordance with this Section 4(d). The stockholder providing the notice shall update and supplement information previously provided to the Corporation pursuant to this By-Law, if necessary, so that the information provided or required to be provided shall be true and complete (1) as of the record date for the meeting and (2) as of the date that is 10 days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the Corporation’s principal executive offices (i) in the case of any update and supplement required to be made as of the record date for notice of the meeting, not later than 5 days after the later of such record date and the public announcement of such record date and (ii) in the case of any update or supplement required to be made as of 10 days prior to the meeting or adjournment or postponement thereof, not later than 5 days prior to the date for the meeting or any adjournment or postponement thereof. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), such stockholder shall provide, within seven (7) business days after delivery of such request (or such longer period as may be specified in such request), (i) written verification, reasonably satisfactory to the Board of Directors, any committee thereof, or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted and (ii) a written affirmation of any information submitted as of an earlier date. If the stockholder giving notice pursuant to this Section 4(d) fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 4(d). Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders to present such nomination, such nomination shall be disregarded, notwithstanding that the Corporation may have received proxies in respect of such vote. The number of nominees a stockholder may nominate for election at an annual meeting or at a special meeting at which directors are to be elected on its own behalf (or in the case of one or more stockholders giving the notice on behalf of a beneficial owner, the number of nominees such stockholders may collectively nominate for election at the meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such meeting.
Notwithstanding anything in this Section 4(d) to the contrary, in the event that the number of directors to be elected to the Board of Directors at the annual meeting is increased effective after the time period for which nominations would otherwise be due under the preceding paragraph of this Section 4(d) and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 130 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 4(d) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

Notwithstanding anything in these By-Laws to the contrary, except as otherwise expressly provided in any applicable rule or regulation under the Exchange Act or fixed by or pursuant to the provisions of the Certificate of Incorporation or any Certificate of Designation relating to any class or series of Preferred Stock, no persons may be nominated for election to the Board of Directors except in accordance with the procedures set forth in this Section 4. Further, except as otherwise provided by law or these By-Laws, and notwithstanding any other provision of these By-Laws, a stockholder (and any beneficial owner on whose behalf a nomination is made and any Stockholder Related Person) shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 4(d) provided however, that any references in these By-laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to

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be considered pursuant to this Section 4(d). At any meeting of stockholders, the chairperson of the meeting of stockholders (or, in advance of any meeting of stockholders, the Board of Directors or an authorized committee thereof) shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this subsection (d), including due to a failure to comply with the requirements of Rule 14a-19 under the Exchange Act. If any nomination was not proposed in compliance with this Section 4(d), the chairperson shall so declare to the meeting and the defective nomination shall be disregarded. Nothing in this Section 4(d) shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 5. Chairperson; Vice Chairperson. The Board of Directors may elect from among its members (i) a director designated as the Chairperson and (ii) a director designated as the Vice Chairperson. The Chairperson shall serve as chairperson of the Board of Directors and preside at meetings of the stockholders and of the Board of Directors. Each of the Chairperson and the Vice Chairperson shall have such duties as may be assigned to him or her by the Board of Directors.

Section 6. Organization. At all meetings of the Board of Directors, the Chairperson, or, in the absence of the chairperson, the Vice Chairperson, shall act as chairperson of the meeting. In the absence of the Chairperson and the Vice Chairperson, a director chosen by the Board of Directors shall act as chairperson of the meeting. The Secretary or, in the Secretary’s absence, an Assistant Secretary shall act as secretary of meetings of the Board of Directors. In the absence of the Secretary or an Assistant Secretary at such meeting, the chairperson of the meeting shall appoint any person to act as secretary of the meeting.

Section 7. Place of Meeting and Action Without Meeting. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Delaware. The Board of Directors may meet in person or by telephone, video conference or other communications equipment by means of which all persons participating in such meeting can hear each other. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all of the members of the Board of Directors or any such committee consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors or of such committee.

Section 8. Organizational Meeting. The annual organizational meeting of the Board of Directors, if any, shall be held at such date, time and place, if any, as the Board of Directors may determine.

Section 9. Regular Meetings: Notice. Regular meetings of the Board of Directors shall be held at such times and places if any, as the Board of Directors or the Chairperson may from time to time determine. Notice of such meetings need not be given if the time and place, if any, have been fixed previously.

Section 10. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by (i) order of the Chief Executive Officer, the Chairperson or the majority of the directors then in office, or (ii) order of the Vice Chairperson or the chair of any committee with the support of at least two other directors. Notice of each such meeting, which need not specify the business to be transacted thereat, shall (i) be mailed to each director, addressed to his or her residence or usual place of business, at least three (3) days before the day of the meeting, (ii) be delivered at least twenty-four hours before the time of the meeting by a form of electronic transmission or (iii) be delivered personally or by telephone, at least twenty-hours before the time of the meeting.

Section 11. Waiver of Notice. Whenever any notice is required to be given to a director of any meeting of the Board of Directors or any committee thereof for any purpose under the provisions of law, the Certificate of Incorporation or these By-Laws, a waiver thereof given by the person or persons entitled to such notice, either before or after the time stated therein, shall be equivalent to the giving of such notice. A director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless at the beginning of the meeting, he or she objects to holding the meeting or transacting business at the meeting because the meeting was not lawfully called or convened..

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Section 12. Quorum and Manner of Acting. Except where otherwise provided by law, a majority of the number of directors fixed by resolution of the Board of Directors shall constitute a quorum for the transaction of business at such meeting, and the affirmative vote of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of those present may adjourn the meeting from time to time until a quorum is present. Notice of any such adjourned meeting need not be given.

Section 13. Order of Business. At all meetings of the Board of Directors business may be transacted in such order as from time to time the Board of Directors may determine.

Section 14. Resignation of Director. Any director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors, the Chairperson or the Secretary. Unless the resignation is contingent on acceptance by the Board of Directors, or as otherwise stated in the notice of resignation, it shall take effect when delivered.

Section 15. Committees. (a) Committees may be designated by the Board of Directors. Any such committee, to the extent provided in the resolution of the Board of Directors designating the committee, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except as limited by law.

(b)The Board of Directors may appoint members to each committee meeting any applicable qualifications set forth in that committee’s charter at the Board of Directors’ annual organizational meeting or at such other time as the Board of Directors may determine. The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present and not disqualified from voting, whether or not a quorum, may appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Unless the Board of Directors otherwise prescribes by resolution, such committee member will serve until he or she ceases to be a director, resigns or is removed. Any vacancy occurring on any committee may be filled by the Board of Directors. Each committee may delegate any of its responsibilities to the chair or another committee member, unless prohibited by law, regulation or national securities exchange listing standards (if any).

(c)A committee may meet in person or by telephone, video conference or other communications equipment by means of which all persons participating in such meeting can hear each other, and may act by unanimous written consent.

(d)Unless the Board of Directors otherwise prescribes by resolution, a majority of the directors then serving on the committee constitutes a quorum for the transaction of business at a committee meeting, and the affirmative vote of a majority of the committee members present at a meeting at which there is a quorum present will be the act of that committee. Each committee of the Board of Directors may prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors.

ARTICLE IV

Officers

Section 1. Election and Designation. The officers of the Corporation shall be elected by the Board of Directors and may include a Chief Executive Officer, a President of the Corporation (the “President”), a Chief Financial Officer of the Corporation (the “Chief Financial Officer”), one or more Vice Presidents (each, a “Vice President”), a Controller of the Corporation, a Treasurer of the Corporation (the “Treasurer”), a Secretary, and such other officers or assistant officers as the Board of Directors deems necessary or advisable with such powers and duties as prescribed herein or by the Board of Directors. The same person may hold any two or more offices.

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Section 2. Appointment, Term of Office and Qualifications. The Board of Directors may authorize any duly elected officer to appoint one or more other officers or assistant officers. Unless the Board of Directors otherwise prescribes by resolution, each officer shall hold office until his or her respective successor shall have been duly chosen and qualified or until such officer’s resignation, death or removal.

Section 3. Vacancies. If any vacancy shall occur among the officers or assistant officers of the Corporation, the Board of Directors, or any duly elected officer authorized by the Board of Directors to appoint such officer or assistant officer, may fill such vacancy.

Section 4. Removal. The Board of Directors may remove any officer or assistant officer at any time either with or without cause. Any officer or assistant officer appointed by another officer may likewise be removed by such officer.

Section 5. Chief Executive Officer. The Chief Executive Officer shall be in charge of the Corporation’s business and affairs under the basic policies set by the Board of Directors and shall from time to time report to the Board of Directors on matters within his or her knowledge that the interests of the Corporation may require be brought to the Board of Directors’ notice. The Chief Executive Officer shall be responsible to the Board of Directors and shall perform such other duties as shall be assigned to him or her by the Board of Directors.

Section 6. President. The President shall perform such senior duties as he may agree with the Chief Executive Officer or as shall be assigned to him or her by the Board of Directors.

Section 7. Vice Presidents. One or more Vice Presidents, including Executive Vice Presidents of the Corporation (each, an “Executive Vice President”), shall assist the Chief Executive Officer in carrying out his or her respective duties and shall perform those duties that may from time to time be assigned to them by the Board of Directors or the Chief Executive Officer. A Vice President need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless elected by the Board of Directors.

Section 8. Chief Financial Officer. The Chief Financial Officer shall be an Executive Vice President and shall be responsible for the management and supervision of the financial affairs of the Corporation.

Section 9. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in a book or books kept for that purpose. He or she shall keep in safe custody the seal of the Corporation, and shall affix such seal to any instrument requiring it. The Secretary shall have charge of such books and papers as the Board of Directors may direct. He or she shall attend to the giving and serving of all notices of the Corporation and shall also have such other powers and perform such other duties as pertain to the Secretary’s office, or as the Board of Directors, Chairperson or Chief Executive Officer may from time to time prescribe.

Section 10. Assistant Officers. In the absence or disability of an officer, one or more assistant officers shall perform all of the duties of the officer and, when so acting, shall have all of the powers of, and be subject to all the restrictions upon, the officer. Assistant officers shall also perform such other duties as from time to time may be assigned to them by the Board of Directors or an officer. Assistant officers need not be officers of the Corporation and shall not be deemed officers of the Corporation unless elected by the Board of Directors.

ARTICLE V

Contracts, Checks, Drafts, Bank Accounts, Etc.

Section 1. Contracts. Except as the Board of Directors may, from time to time, otherwise provide, the Chief Executive Officer, any Executive Vice President and such other persons as the Chief Executive Officer or the Board of Directors may authorize shall have the power to execute any contract or other instrument on behalf of the Corporation. Except as the Board of Directors may, for time to time, otherwise provide, no other officer, agent or employee shall, unless otherwise in these By-Laws provided, have any power or authority to bind the Corporation

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by any contract or acknowledgement, or pledge its credit or render it liable pecuniarily for any purpose or to any amount.

Section 2. Loans. The Chief Executive Officer, any Executive Vice President and such other persons as the Chief Executive Officer or the Board of Directors may authorize shall have the power to borrow money for the Corporation from any bank, trust company or other institution, or from any corporation, firm or individual, and in connection with such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and, as security for the payment of any and all loans, advances, indebtedness and liability of the Corporation, may pledge, hypothecate or transfer any and all stocks, securities and other property at any time held by the Corporation, and to that end endorse, assign and deliver the same.

Section 3. Voting of Stock and Other Interests Held. The Chief Executive Officer, any Executive Vice President or the Secretary may from time to time appoint an attorney or attorneys or agent or agents of the Corporation to cast the votes that the Corporation may be entitled to cast as a stockholder or otherwise in any other entity at meetings of the holders of the capital stock or other interests of such other entity, or to consent to any action by such other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation such written proxies, consents, waivers or other instruments as such officer may deem necessary or proper in the premises; or the Chief Executive Officer, any Executive Vice President or the Secretary may attend in person any meeting of the holders of capital stock or other interests of such other entity and thereat vote or exercise any and all powers of the Corporation as the holder of such capital stock or other interests of such other entity.

ARTICLE VI

Certificates Representing Shares

Shares of the Corporation may but need not be certificated and the Board of Directors may provide by resolution or resolutions that some or all of the shares of one or more classes or series of capital stock of the Corporation be uncertificated. Shares represented by certificates shall be signed by any two authorized officers of the Corporation (it being understood that each of the Chairperson, President, any Vice President, the Treasurer, Secretary or any Assistant Treasurer or Assistant Secretary shall be an authorized officer for such purpose). Any and all signatures on such certificates, including signatures of officers, transfer agents and registrars, may be facsimile. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of capital stock of each class and series of the Corporation. The Corporation may issue a new certificate or an uncertificated shares in place of any certificate that become destroyed, stolen, mutilated or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen, mutilated or lost, together with any indemnity that may be reasonably required by the Corporation. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.

ARTICLE VII

Distributions

Subject to the rights of any class or series of stock set forth in the Certificate of Incorporation, the Board of Directors may from time to time, in its discretion, declare payment of dividends or other distributions on its outstanding shares of capital stock in such manner and upon such terms and conditions as are permitted by the Certificate of Incorporation and the DGCL.

ARTICLE VIII

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Seal

The Board of Directors may provide a suitable seal or seals, which shall be in the form of a circle, and shall have inscribed thereon the full name of the Corporation, the year of its incorporation and the words “Corporate Seal, Delaware.”

ARTICLE IX

Fiscal Year

The fiscal year of the Corporation shall end on the last Saturday in December in each calendar year or as otherwise determined by the Board of Directors.

ARTICLE X

Amendment

Subject to any limitations provided in the Certificate of Incorporation, the Board of Directors may adopt, amend or repeal the By-Laws. Notwithstanding the foregoing, the stockholders may adopt amend, amend or repeal the By-Laws as provided in the Certificate of Incorporation.

ARTICLE XI

Unavailability of Officers

In the event an officer of the Corporation is unavailable to perform his or her duties for any reason, and notwithstanding any provision of these By-Laws to the contrary, the Board of Directors is authorized to elect any director or officer of the Corporation to fill such position on a temporary basis. Any person so elected shall have such title as the Board of Directors may confer and, unless limited by the resolution electing such person, have all the powers and duties of the office being temporarily filled as set forth in these By-Laws and shall hold such office until the Board of Directors determines the original officer is again available to serve or until such temporary officer resigns or the Board of Directors removes such officer.

ARTICLE XII

Federal Forum Selection

Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.

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